Exhibit 10.23(a)

CREDIT AGREEMENT

This Credit Agreement (“Agreement”) is entered into as of the 2nd day of January, 2018, among Vintage Wine Estates, Inc., a California corporation, Grove Acquisition, LLC, a California limited liability company, Girard Winery LLC, a California limited liability company, Mildara Blass Inc., a California corporation, MasterClass Marketing, LLC, a California limited liability company, and Sales Pros, LLC, a California limited liability company (each a “Borrower” and, collectively, the “Borrower”), and Patrick Roney (“Lender”).

RECITALS

A.                                    Lender has agreed to loan to Borrower up to the maximum principal amount of $1,000,000, in accordance with and subject to the terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the undersigned agree as follows:

ARTICLE 1

Amounts and Terms of Loan Advances

1.1                               Revolving Credit Commitment.  Lender agrees, on the terms and conditions hereinafter set forth, to make advances (each an “Advance”) to Borrower from time to time during the Term of this Agreement in amounts for each such Advance not to exceed at such time any unused Revolving Credit Commitment.  Upon the repayment of any Advance hereunder, in whole or in part, such portion of the repaid Advance may, in any circumstance, be reborrowed by Borrower under the terms and conditions herein.  The total “Revolving Credit Commitment” hereunder is $1,000,000.  Each Advance shall be in integral multiples of $10,000, unless otherwise agreed by Lender.  To obtain an Advance hereunder, Borrower shall provide reasonable prior notice to Lender of its need for an Advance, and the purposes for which the Advance will be used.

1.2                               Note.  The amount(s) loaned to Borrower hereunder and payable to Lender shall be represented by a Promissory Note of even date hereof (sometimes referred to as “Note”).  Advances may, but are not required to, be evidenced by an updated exhibit to the Note, as agreed to by Lender and Borrower, which shall designate the date of each Advance and the portion of each Advance provided by Lender.

ARTICLE 2

Conditions of Lending

2.1                               Conditions Precedent to Any Advance.  The obligation of Lender to make an initial Advance hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Advance:

(a)                                 A Promissory Note in the form of Exhibit A shall have been duly executed by Borrower and delivered to Lender, with the original Note to be held by Lender;

(b)                                 Copies of resolutions of the Board of Directors and written consents of the Managers of each of the Borrowers approving this Agreement, the Promissory Note, and each and every other document necessary to effectuate this Agreement and the Promissory Note shall have been delivered to Lender; and

(c)                                  Such financial, business and other information regarding Borrower as Lender shall have reasonably requested shall have been delivered to Lender.

2.2                               Conditions Precedent to Each Subsequent Advance.  The right of Borrower to request the issuance of additional Advances from a Lender shall be subject to further conditions precedent such that on the date of any subsequent Advance:

(a)                                 Each of the conditions precedent listed in Section 2.1 shall remain satisfied and in place;

(b)                                 The representations and warranties contained in this Credit Agreement are correct in all material respects as of and on such date of Advances as though made on and as of each such date;

(c)                                  No event has occurred and is continuing, or would result from such Advance or from the application of proceeds therefrom, that constitutes an Event of Default (as defined below);

(d)                                 Borrower is in material compliance with all affirmative covenants contained in this Credit Agreement or compliance has been waived by Lender;

(e)                                  Borrower is not in material violation of any negative covenants contained in this Credit Agreement or the violation has been waived by Lender;

(f)                                   Such financial, business and other information regarding Borrower as Lender shall have reasonably requested have been delivered to Lender; and

(g)                                  Lender shall be a shareholder of Vintage Wine Estates, Inc.

At any time that Lender is no longer a shareholder of Vintage Wine Estates, Inc., Lender shall not be required to make any more Advances to Borrower, and Lender may, in its discretion, call all unpaid principal and interest under the Note owing to Lender to be due and payable upon ten (10) business days’ notice to Borrower.

ARTICLE 3

Representations and Warranties of Borrower

3.1                               Organization.  Each Borrower represents and warrants to Lender as follows:  Borrower (a) is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) is duly qualified and in good standing as a foreign limited liability company or foreign corporation in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a material adverse effect; and (c) has all requisite power and authority (including, without limitation, all governmental licenses or permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

3.2                               Power/Authorization. The execution, delivery and performance by Borrower of this Agreement, the Promissory Note, and any other Loan Document (as defined in Section 3.3, below), which it is or is to be a party, are within Borrower’s powers, have been duly authorized by all necessary action and do not (a) contravene Borrower’s certificate of formation, limited liability company agreement, bylaws or other governing document; (b) violate any law, order, writ, judgment, injunction, decree, determination or award; (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting Borrower or any of its respective properties; or (d) result in or require the creation or imposition of any lien upon or with respect to any of the properties of Borrower.  Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage or deed of trust or lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a material adverse effect.

3.3                               Due Execution, Validity, Enforceability. This Agreement, the Promissory Note, and other loan documents to which Borrower is a party (collectively, the “Loan Documents”), have been or when delivered hereunder will have been, duly executed and delivered by Borrower.  The Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

3.4                               Financial Statements.  All financial statements delivered and to be delivered to Lender by Borrower, fairly present the financial condition of Borrower at such dates and the results of the operations of Borrower for the periods ended on such dates, and were prepared using the accrual basis method of accounting using accounting principles reasonable in the circumstances applied on a consistent basis, and since the dates of those financial statements there have been no material adverse changes.

3.5                               Litigation.  There is no action, suit, investigation, litigation or proceeding affecting Borrower, including, without limitation, any environmental action, pending, or, to Borrower’s knowledge, threatened, before any court, governmental agency or arbitrator that could reasonably be expected to have a material adverse effect.

3.6                               Environmental Matters.  The operations and properties of Borrower comply in all material respects with all applicable environmental laws and environmental permits, all past noncompliance with such environmental laws and environmental permits have been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to form the basis of an environmental action against Borrower or any of its properties that could reasonably be expected to have a material adverse effect or cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any environmental law.

3.7                               Taxes.  Borrower has filed all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

3.8                               No Defaults. Borrower is not in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of its properties or assets owned by it or used by it in the conduct of its business is affected, which default could have a material adverse effect.

ARTICLE 4

Affirmative Covenants

So long as any Advance shall remain unpaid, Borrower will:

4.1                               Compliance with Law.  Comply in all material respects, with all applicable laws, rules, regulations and orders.

4.2                               Payment of Taxes.  Timely pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (b) all lawful claims that, if unpaid, might by law become a lien upon its property; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any lien resulting therefrom attaches to its property and becomes enforceable against Borrower.

4.3                               Compliance with Environmental Laws.  Comply in all material respects, with all applicable environmental laws and environmental permits, obtain and renew all environmental permits reasonably necessary for its operations and its use of the properties from which it conducts its business; and conduct any investigation, study, sampling and testing, and undertake any removal, remedial or other response action necessary to remove and clean up all hazardous materials released by it from any of its properties from which it conducts its business, in accordance with the requirements of all environmental laws, except to the extent that its failure to do so would not have a material adverse effect with respect to the business of Borrower.

4.4                               Maintenance of Insurance.  Maintain insurance with responsible and reputable insurance companies or associations in amounts and covering such risks as are consistent with standard industry practices and that are agreeable to Lender.

4.5                               Preservation of Limited Liability Company Existence, Permits, and Licenses.  Preserve and maintain its existence, legal structure, legal name, rights, permits, licenses, approvals, privileges and franchises, as are necessary to the conduct of its business as presently conducted or as currently contemplated to be conducted.

4.6                               Inspection and Visitation Rights.  At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of Borrower’s managers, members, or officers; provided that Lender, and any person or entity to whom Lender discloses any confidential or proprietary information obtained from or relating to Borrower, shall not disclose any such information to any third party without the written consent of Borrower, which consent may be withheld in Borrower’s sole and absolute discretion.

4.7                               Maintenance of Books and Records.  Maintain proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and each subsidiary, each prepared using the accrual basis method of accounting using accounting principles reasonable in the circumstances applied on a consistent basis as referenced in Section 3.4.

4.8                               Maintenance of Properties.  Maintain and preserve all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

4.9                               Performance of Material Contracts.  Perform and observe all of the terms and provisions of each material contract to be performed or observed by it (including, without limitation, leases, supplier agreements and bank agreements) and enforce each such material contract in accordance with its terms to the extent that its failure to do so would have a material adverse effect on Borrower.

4.10                        Notifications.  Promptly notify Lender if it becomes a party to any litigation, charge or proceeding or receives notice of claims, any of which, if determined against Borrower, would be reasonably likely to have a material adverse effect on Borrower.

4.11                        Reports.  Promptly deliver to Lender quarterly and year-end financial reports in a form reasonably requested by Lender, along with copies of Borrower’s annual tax returns immediately upon filing with the Internal Revenue Service.

4.12                        Representations and Warranties.  Not allow any continuing representations and warranties contained in Article 3 to become untrue.

ARTICLE 5

Negative Covenants

So long as any Advance shall remain unpaid, Borrower will not, at any time, without the prior written consent of Lender:

5.1                               Liens.  Create, incur, assume or suffer to exist any lien on or with respect to any of the properties of any character whether now owned or hereafter acquired, or assign or file or suffer to exist under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement other than those permitted under the terms of this Agreement, any liens created prior to the date of this Agreement, and any liens permitted under that certain Amended and Restated Credit Agreement among JPMorgan Chase Bank, N.A., as administrative agent, Borrower and the other parties thereto (the “Senior Credit Agreement”).

5.2                               Debt.  Create, incur, assume or suffer to exist, any debt other than: (a) debt incurred pursuant to this Agreement; (b) debt incurred and secured by liens prior to the date of this Agreement; (c) debt incurred in the ordinary course of business; (d) debt incurred to pay down and permanently reduce any obligations of Borrower to Lender hereunder, or debt permitted under the Senior Credit Agreement.

5.3                               Fundamental Changes.  Take action to (a) merge into or consolidate with any entity; (b) liquidate, wind up or dissolve itself or convey, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its property, business or assets; or (c) acquire all or substantially all of the assets of any other entity, in each case, except as permitted under the Senior Credit Agreement.

5.4                               Sales of Assets. Sell, lease, transfer or otherwise dispose of any assets or grant any option or other right to purchase, lease or otherwise acquire any assets except: (a) sales of inventory in the ordinary course of business; (b) sales of obsolete or unnecessary equipment or obsolete inventory in the ordinary course of business; (c) sales of receivables in the ordinary course of business, which receivables Borrower reasonably determines are uncollectible and there is no likelihood of recovery of payment thereunder from the account debtor thereof, or (d) as permitted under the Senior Credit Agreement.

5.5                               Distributions.  Declare or pay any dividends, make any distributions to its members, purchase, redeem, retire, or otherwise acquire for value any of the ownership interests of Borrower’s owners now or hereafter outstanding, or do any of the foregoing with respect to its ownership interests other than (a) distributions in an amount reasonably necessary to permit its owners to pay taxes incurred as a consequence of owning an ownership interest in Borrower, and (b) as permitted under the Senior Credit Agreement.  Notwithstanding anything to the contrary herein and for the avoidance of doubt, Borrower shall be authorized to compensate any of its owners in exchange for any and all services performed for the benefit of Borrower in accordance with current practices, which compensation may be increased in the ordinary and usual course of business.

5.6                               Change of Nature of Business.  Make any material change in the nature of its business as carried on at the date hereof, except as permitted under the Senior Credit Agreement.

5.7                               Amendment to Certificate of Formation.  Amend its certificate of formation such that the amendment could impair the interests or rights of Lender, except as permitted under the Senior Credit Agreement.

ARTICLE 6

Defaults

6.1                               Events of Default.  If any of the following shall occur and be continuing, they shall be an event of default (“Event of Default”) under this Agreement:

(a)                                 Payment.  Borrower shall fail to pay any amount owed on the Promissory Note within seven (7) business days after Lender gives written notice to Borrower of Borrower’s failure to make a payment when it becomes due and payable; or

(b)                                 Representations and Warranties.  Any representation or warranty made by Borrower shall prove to have been incorrect in any material respect when made or confirmed and such inaccuracy shall remain unremedied for thirty (30) days after the date on which written notice thereof shall have been given to Borrower by Lender; or

(c)                                  Other Breaches.  Borrower shall fail to perform or observe any material term, covenant or agreement of any of the Loan Documents and such failure shall remain unremedied for thirty (30) days after the date on which written notice thereof shall have been given to Borrower by Lender, or an event of default shall occur under any of the loan documents or related agreements between Borrower and any of its other lenders, including JPMorgan and Bank of the West; or

(d)                                 Bankruptcy.  Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it as a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding involuntarily instituted against it that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or

(e)                                  Judgments.  Any final, non-appealable judgment or order shall be rendered against Borrower that is reasonably likely to have a material adverse effect on Borrower or its financial condition; or

(f)                                   Material Adverse Change. There shall occur in the reasonable judgment of Lender any material adverse change in the business or material assets of Borrower, and Borrower has not addressed Lender’s concerns, to Lender’s reasonable satisfaction, within thirty (30) days after Borrower receives written notice of Lender’s concerns; or

(g)                                  Management Changes.  The ownership or management structure of Borrower changes materially, in Lender’s sole judgment, from the ownership or management structure of Borrower as of the date hereof.

With respect to events described in paragraphs (b) and (c) above, if the default is not cured within the requisite thirty (30)-day period, and it is capable of cure, and if Borrower is diligently attempting to cure the default, the cure period shall extend beyond thirty (30) days, but no longer than sixty (60) days total.  Upon the occurrence of any uncured Event of Default, Lender may exercise all rights and remedies under the Promissory Note and the Loan Documents, and to enforce all rights and remedies under any applicable law.  All of Lender’s rights are cumulative.

6.2                               Costs and Expenses.  Borrower agrees to pay to Lender and any other holder of the Promissory Note all reasonable expenses incurred by Lender or any other holder of the Note, including reasonable attorneys’ fees and court costs, in connection with the enforcement of the terms of the Note or any other Loan Documents, or in the retaking, holding, preparing for sale, selling, collecting, or otherwise realizing upon the collateral, including any of the foregoing actions taken or done in any proceeding for relief of debtors under the bankruptcy code.

ARTICLE 7

Term

7.1                               Initial Term.  Unless sooner terminated by mutual agreement of the parties or because of a breach hereof, the initial term of this Agreement shall be one (1) year (“Initial Term”) beginning on the date first above written and continuing through January 2, 2019 (the “Maturity Date”), unless Lender agrees to extend the maturity date of this Agreement and the related Note to a later date in writing and in its sole and absolute discretion (the “Extended Term” and together with the Initial Term, the “Term”).

7.2                               Continuation After Initial Term.  If Borrower has been unsuccessful in paying the Promissory Note in full by the Maturity Date, Lender may, but shall not be compelled to, continue this Agreement on a “at will” basis, terminable without cause upon delivery of no less than thirty (30) days’ notice of termination.

ARTICLE 8

Miscellaneous

8.1                               Amendments and Waivers.  Any term, covenant, agreement or condition of this Agreement may be amended only with the consent of Borrower and Lender, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) only if Borrower has obtained the consent in writing of Lender.  Any such amendment or waiver shall apply equally to Lender and to any holder of the Note and shall be binding upon them, upon each future holder of the Note and upon Borrower, whether or not the Note has been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

8.2                               No Waiver of Rights.  No delay or failure on the part of Lender or any holder or holders of the Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any potential default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of Lender and of the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

8.3                               Notices.  All notices and other communications from any party to the other party shall be in writing and shall be considered duly given, sent, or served to the other party at the address (and in any manner) set forth below or any other address as a party may hereafter designate by written notice to the other party:

To Borrower:	Vintage Wine, Inc.
c/o Pat Roney, President
205 Concourse Blvd.
Santa Rosa, CA 95403

To Lender:	Patrick Roney
205 Concourse Blvd.
Santa Rosa, CA 95403

Notice shall be deemed to have been received (i) three (3) business days after the date of sending if it is mailed to the address set for above, first class, postage prepaid, return receipt requested, or (ii) one (1) business day after the date of sending if the notice is also e-mailed or faxed to the other party at an approved e-mail address or fax number, and confirmation of receipt is given, (iii) one (1) business day after the date of sending if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt.  Any party may change the address(es) at which notice may be given at any time upon written notice to the other parties, provided that any notice of change of address shall be deemed given only upon actual receipt thereof.  Notwithstanding anything herein to the contrary, all payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of receipt thereof.

8.4                               Severability.  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any law, such law shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

8.5                               Successors, Assignment.  This Agreement shall be binding on and shall inure to the benefit of any and all successors and assigns of the parties.  Any purported assignment by Borrower without the prior written consent of Lender, which may be withheld in the sole and absolute discretion of Lender, shall be null and void and of no force and effect.  Lender shall have the right to assign its interests under this Agreement upon providing written notice of such assignment to Borrower.

8.6                               Expenses.  Borrower shall reimburse Lender for any and all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, paid or incurred by Lender in connection with the negotiation of any amendments, modifications or extension to or of any of the Loan Documents and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions.  Those expenses shall be added to the amount owed in the Promissory Note.

8.7                               Counterparts and Copies.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  The Agreement shall become effective as and when Borrower and Lender have executed this Agreement or a counterpart thereof.  A signature faxed or emailed in PDF or other electronic format by a party to another party is sufficient to bind the party who has delivered its signature by fax, email, or other electronic format, and any such signature shall be treated as an original.

8.8                               Complete Agreement; Specific Inconsistencies.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Borrower and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings whether oral or written with respect to the subject matter hereof and thereof.  To the extent of any specific inconsistencies between this Agreement and any other Loan Document, this Agreement shall govern.  Additional requirements imposed by any other Loan Document shall not constitute specific inconsistencies.

8.9                               Appointment as Attorney-in-Fact.  Borrower hereby irrevocably appoints (which appointment is coupled with an interest) Lender, or its delegate, as the attorney-in-fact of Borrower, exercisable upon the occurrence and during the continuance of an Event of Default, with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Borrower, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement or any other Loan Document, provided that no exercise of this power-of-attorney shall be effective that limits the rights or expands the obligations of Borrower set forth in this Agreement or any other Loan Document.  Any and all reasonable out-of-pocket expenses incurred by Lender hereunder shall be payable by Borrower to Lender upon demand.

8.10                        Headings.  Section headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions hereof.

8.11                        No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.12                        Further Actions.  Each of the parties hereto shall execute such documents and take such action as may be reasonably requested by the other parties to carry out the provisions and purposes of this Agreement.

8.13                        Jurisdiction; Waiver. Any dispute arising from or relating to this Agreement or any of the Loan Documents shall be exclusively litigated in the courts of the State of Kansas, County of Sedgwick, and each party consents to the jurisdiction of Kansas courts.  Notwithstanding the foregoing, any action to secure possession or sale of collateral located in another state may be brought in the courts of the State in which the collateral exists.  Except for actions to secure possession or sale of collateral located in a different state, each party hereby waives, agrees not to assert, by way of motion, as a defense, or otherwise, and any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action, or proceeding is brought in improper venue or forum non conveniens and consents to the granting of such legal or equitable relief as is deemed appropriate by the courts in the State of Kansas.  Each of Lender and Borrower waives all rights to trial by jury in any action or proceeding instituted by them against the other which pertains directly or indirectly to this Agreement, the Note, the liabilities, any alleged tortious conduct by Borrower or Lender, in no event will Lender be liable for lost profits or other special or consequential damages, and in no event shall Borrower be liable for special or consequential damages.  Borrower waives all rights to interpose any claims, deductions or set offs of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Note, the liabilities or any matter arising therefrom or relating thereto.

8.14                        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Kansas.

8.15                        Attorneys’ Fees.  If a legal proceeding shall be brought to recover any amount due under this Agreement, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, in addition to any other remedy available at law or in equity, the prevailing party or parties in such proceeding shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation or dispute resolution related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.

8.16                        Set Off.  All amounts or sums at any time credited by or due from Lender to Borrower and all property of Borrower in the possession of Lender shall at all times constitute security for the liability of Borrower to Lender and may be applied or set off by Lender against amounts that Borrower owes Lender at any time and from time to time whether or not the liabilities are due or other collateral is then available to Lender.

8.17                        Subordination.  This Credit Agreement and the indebtedness evidenced hereby are subject to that certain Subordination Agreement dated on or about the date hereof between JPMorgan Chase Bank, N.A., as administrative agent, and Lender.

IN WITNESS WHEREOF, the parties have executed this Credit Agreement in the manner appropriate to each as of the day and year first above written.

BORROWERS:		LENDER:

Vintage Wine Estates, Inc.		Patrick Roney

By	/s/ Patrick Roney
Its	President	/s/ Patrick Roney

Grove Acquisition, LLC

By	/s/ Patrick Roney
Its	Manager

Girard Winery, LLC

By	/s/ Patrick Roney
Its	Manager

Mildara Blass, Inc.

By	/s/ Patrick Roney
Its	President

MasterClass Marketing, LLC

By	/s/ Patrick Roney
Its	Manager

Sales Pros, LLC

By	/s/ Patrick Roney
Its	Manager

EXHIBIT

Exhibit A - Promissory Note